SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                                CURRENT  REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                ---------------


                Date of Report (Date of earliest event reported):

                                January  22,  1999



                         REALTY INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)



                                    0-24531
                             (Commission File No. )

                                   52-2091509
                      (I.R.S. Employer Identification No.)


                              7475 Wisconsin Avenue
                            Bethesda, Maryland, 20814
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  (301) 215-8300

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Item  2.    Acquisition  or  Disposition  of  Assets.

     On January 22, 1999, Realty Information Group, Inc. (the "Company") completed the acquisition (the "Acquisition") of Jamison Research, Inc., a privately-held Georgia corporation ("JRI"), by merging JRI into a newly formed subsidiary of the Company, Jamison Acquisition Corp., a Georgia corporation
("Newco").  At  the  completion  of  the  Acquisition, Newco was renamed Jamison
Research, Inc. ("New JRI"). New JRI provides building-specific tenant and property information to the commercial real estate industry and other related industries in the Atlanta and Dallas/Fort Worth marketplaces. New JRI serves approximately 500 client firms and 4,000 users.

     The shareholders of JRI received the following consideration (the "Consideration") in exchange for 100% of the outstanding stock of JRI:
$5,287,027.00  in  cash  and  448,031 shares of the Company's common stock.  The
Company used cash on hand, which the Company obtained in its initial public offering in July, 1998, to pay the cash portion of the Consideration. The JRI shareholders may not, except under certain limited circumstances, offer, sell, pledge, or otherwise dispose of the stock portion of the Consideration for eighteen months following the completion of the Acquisition. The Consideration was determined by valuing the Company's common stock at $12.20 per share, its approximate price in the weeks prior to January 4, 1999, when a term sheet concerning the Acquisition was negotiated and agreed upon. The Consideration was based upon arms-length negotiations between the parties and is subject to adjustment after the Company's independent auditors complete an audit of JRI's financial statements.

     No material relationship existed between the Company and the JRI shareholders prior to the Acquisition. As part of the Acquisition, Henry D. Jamison IV, former President of JRI entered into a three-year employment contract with New JRI and has become an officer of New JRI. The Company has also granted Mr. Jamison an option to purchase a total of 60,000 shares of the Company's common stock.

Item 7.      Financial  Statements  and  Exhibits.

     (a)     Financial  Statements  of  businesses  acquired.

             To  be  filed  by  amendment  on  or  before  April  9,  1999.

     (b)     Pro  forma  financial  information.

             To  be  filed  by  amendment  on  or  before  April  9,  1999.

     (c)     Exhibits.

             See  the  appended  Index  to  Exhibits.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February  1,  1999.


                         REALTY  INFORMATION  GROUP,  INC.


                         By:  /s/  Frank  A.  Carchedi
                            -------------------------------
                                   Frank A. Carchedi, Chief Financial Officer

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                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION

2.3 Agreement and Plan of Merger by and among Realty Information Group, Inc., Jamison Research, Inc., Henry D. Jamison IV and Leslie Lees Jamison dated January 6, 1999.

2.4 Amendment to Agreement and Plan of Merger by and among Realty Information Group, Inc., Jamison Research, Inc., Jamison Acquisition Corp., Henry D. Jamison IV and Leslie Lees Jamison dated January 14, 1999.


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